UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 6, 2020

NABORS INDUSTRIES LTD.

(Exact name of registrant as specified in its charter)

Bermuda	001-32657	98-0363970
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

Crown House 4 Par-la-Ville Road Second Floor Hamilton, HM08 Bermuda	N/A
(Address of principal executive offices)	(Zip Code)

(441) 292-1510

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common shares	NBR	NYSE
Preferred shares — Series A	NBR.PRA	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02 Results of Operations and Financial Condition.

In connection with the offering described in Item 7.01 below, Nabors Industries Ltd. (“Nabors”) will provide certain additional information to prospective investors, including, that as of December 31, 2019: (i) Nabors had $355.0 million of borrowings under the $666.25 million unsecured revolving credit facility of its indirect wholly-owned subsidiary, Nabors Industries, Inc. (“NII”) dated November 29, 2012 and no borrowings outstanding under NII’s $1.1036 billion senior unsecured revolving credit facility dated October 11, 2018, (ii) Nabors’ net debt was $2.9 billion and (iii) the aggregate outstanding principal amount of all of Nabors’ existing senior unsecured notes was $3.1 billion.

Non-GAAP Disclaimer

Net debt is computed by subtracting the sum of cash, cash equivalents and short-term investments from total debt. This non-GAAP measure has limitations and therefore should not be used in isolation or as a substitute for the amounts reported in accordance with GAAP. However, management evaluates the performance of its operating segments based on several criteria, including net debt, because it believes that this financial measure accurately measures Nabors’ liquidity. In addition, securities analysts and investors use this measure as one of the metrics on which they analyze Nabors’ performance. Other companies in this industry may compute this measure differently. A reconciliation of net debt to total debt, which is the nearest comparable GAAP financial measure, is provided in the table below:

December 31, 2019
Gross Debt	$3.3 billion
Cash, Cash Equivalents & Short-Term Investments	$0.4 billion
Net Debt	$2.9 billion

The information in Item 2.02 of this Current Report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended.

Item 7.01 Regulation FD Disclosure

On January 6, 2020, Nabors issued a press release announcing the launch of an offering of senior guaranteed notes due 2026 (the “2026 Notes”) and senior guaranteed notes due 2028 (the “2028 Notes” and together with the 2026 Notes, the “Notes”). The Notes will be fully and unconditionally guaranteed by certain of Nabors’ indirect wholly-owned subsidiaries consisting of NII, Nabors Drilling Holdings Inc., Nabors International Finance Inc., Nabors Lux Finance 1, Nabors Global Holdings Ltd. and Nabors Holdings Ltd. A copy of the press release is included in this Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

On January 6, 2020, Nabors issued a press release announcing that NII commenced (i) cash tender offers to repurchase up to $800 million aggregate purchase price of NII’s 5.50% senior notes due 2023 (the “5.50% Notes”), 4.625% senior notes due 2021 (the “4.625% Notes”), 5.10% senior notes due 2023 and 5.00% senior notes due 2020 and (ii) consent solicitations from holders of the 5.50% Notes and the 4.625% Notes to amend certain provisions of indentures governing the 5.50% Notes and the 4.625% Notes.

The following table sets forth certain terms of the Tender Offers and Consent Solicitations:

					Dollars per $1,000 Principal Amount of Notes
Series of Notes	CUSIP Number(s)	Aggregate Principal Amount Outstanding(1)	Tender Cap	Acceptance Priority Level	Tender Offer Consideration(2)	Early Tender Premium(2)	Total Consideration (2)(3)
5.50% Senior Notes due 2023	62957HAC9	$501,003,000	N/A	1	$960.00	$50.00	$1,010.00
4.625% Senior Notes due 2021	629568 AX4	$634,999,000	N/A	2	$972.50	$50.00	$1,022.50
5.10% Senior Notes due 2023	629568BB1; 629568BA3	$337,278,000	$100,000,000	3	$890.00	$50.00	$940.00
5.00% Senior Notes due 2020	629568AV8; 629568AU0	$289,487,000	$50,000,000	4	$965.00	$50.00	$1,015.00

(1)	As of January 6, 2020, 5.00% Senior Notes due 2020 outstanding principal amount includes $7,325,000 in principal amount held by the Company that will not participate in the Tender Offer.
(2)	Per $1,000 principal amount of Notes validly tendered and accepted for purchase.
(3)	Includes the Early Tender Premium.

A copy of the press release is included in this Form 8-K as Exhibit 99.2 and is incorporated herein by reference.

The information in Item 7.01 of this Current Report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release regarding launch of note offering dated January 6, 2020.

99.2	Press Release regarding tender offer dated January 6, 2020.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NABORS INDUSTRIES LTD.

Date: January 6, 2020	By:	/s/ Mark D. Andrews
Name: Mark D. Andrews
Title: Corporate Secretary